Exhibit 5.1

12670 High Bluff Drive
San Diego, California 92130
Tel: +1.858.523.5400 Fax: +1.858.523.5450
www.lw.com

FIRM / AFFILIATE OFFICES
Austin        Milan
Beijing         Munich
Boston         New York
Brussels         Orange County
Century City     Paris
Chicago         Riyadh
Dubai         San Diego
Düsseldorf     San Francisco
Frankfurt         Seoul
Hamburg         Shanghai
Hong Kong     Silicon Valley
Houston         Singapore
London         Tel Aviv
Los Angeles     Tokyo
Madrid         Washington, D.C

October 4, 2023

Kratos Defense & Security Solutions, Inc.
1 Chisholm Trail, Suite 300
Round Rock, TX 78681

    Re:    Registration Statement on Form S-3ASR; Up to 1,845,064 Shares of Common Stock of Kratos Defense & Security Solutions, Inc., Par Value $0.001 Per Share

To the addressee set forth above:
    We have acted as special counsel to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement (as defined below) of up to 1,845,064 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to that certain Purchase Agreement, dated October 3, 2023, by and between the Company, the Selling Stockholders and Sierra Technical Services, Inc., a California corporation (the “Purchase Agreement”). The Shares include (i) 866,026 shares of Common Stock issued to the selling stockholders (the “Issued Shares”), (ii) up to 792,651 shares of Common Stock (the “Earn-out Shares”) issuable upon satisfaction of certain earn-out and contingent payment obligations and (iii) up to 186,387 shares of Common Stock (the “Holdback Shares” and together with the Earn-out Shares, the “Future Shares”) issuable pursuant to certain holdback restrictions. The Shares are included in a registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Act”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 4, 2023 (the “Registration Statement”).
    This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1.The issuance of the Issued Shares has been duly authorized by all necessary corporate action of the Company, and the Issued Shares are validly issued, fully paid and non-assessable.
2.When the Future Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholders, and have been issued by the Company in the circumstances contemplated by the Purchase Agreement, the issuance(s) of any Future Shares will have been duly authorized by all necessary corporate action of the Company, and such Future Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issuance(s) of any Future Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its amended and restated certificate of incorporation, as amended.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus contained therein under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP
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